CBIZ APPOINTS BRAD LAKHIA AS NEXT CHIEF FINANCIAL OFFICER
Lakhia will succeed Ware H. Grove, who is retiring after 24 years.
CLEVELAND, December 3, 2024 – CBIZ, Inc. (NYSE: CBZ), a leading national professional services advisor, announced today that Brad Lakhia will become its next Senior Vice President and Chief Financial Officer (CFO), succeeding Ware H. Grove who plans to retire after a successful 24-year tenure in the role. As part of a planned transition, Lakhia will assume the CFO role and join the CBIZ senior team on March 17, 2025.
Lakhia brings nearly 30 years of successful experience leading and developing teams within large, complex global companies across a broad array of critical finance disciplines including capital markets, multi-billion-dollar M&A and integration, treasury, financial planning and analysis, investor relations, and operational finance. This experience makes Lakhia an excellent fit to support CBIZ’s continued growth. Most recently, Lakhia served as Executive Vice President and Chief Financial Officer of OPENLANE, Inc. (NYSE: KAR), a leading operator of digital marketplaces for wholesale used vehicles. Prior to that, he most recently served as Vice President of Finance for The Goodyear Tire & Rubber Company’s (NYSE: GT) Americas business segment where he gained over 20 years of combined finance leadership experience that included multiple international assignments. Lakhia holds a BSBA degree in accounting from The Ohio State University Fisher School of Business and an MBA from the Weatherhead School of Management at Case Western Reserve University.
“Brad brings impressive financial acumen and leadership abilities that will allow us to continue to build on our strong financial performance. His experience in M&A integration, treasury, capital markets, and operational finance will serve us well as we solidify our position as the unmatched full-service professional services advisor to the growing middle market,” said Jerry Grisko, President and Chief Executive Officer of CBIZ.
“I am thrilled to be joining the CBIZ team and excited about the opportunities that lay ahead for the company and our industry,” Lakhia said. “Now that CBIZ and Marcum have come together as one, CBIZ offers an unparalleled breadth of services and depth of expertise. I look forward to leading the finance team to support the continued growth and success of CBIZ. I am grateful to Ware for the lasting legacy he leaves and his commitment to ensuring a smooth transition.”
“It has been a pleasure to work side by side with Ware, leading the organization through exponential growth,” Grisko remarked. “He played an indispensable role in our recent acquisition of Marcum, the largest transaction in our history. I cannot overstate how much Ware means to CBIZ. I know I am joined by countless colleagues in thanking Ware for the indelible imprint he has made on CBIZ, our impressive performance, and our culture.”
“Working with the CBIZ team over the years, we have achieved a remarkable track record of growth and increased shareholder value,” Grove said. “Having closed the Marcum transaction, the company is in capable hands and this is a good time to step aside.  I will be supporting a smooth transition in the coming months, and I look forward to seeing the continued success of CBIZ.”

Copyright 2023. CBIZ, Inc. NYSE Listed: CBZ. All rights reserved.

About CBIZ
CBIZ, Inc. (NYSE: CBZ) is a leading professional services advisor to middle market businesses and organizations nationwide. With unmatched industry knowledge and expertise in accounting, tax, advisory, benefits, insurance, and technology, CBIZ delivers forward-thinking insights and actionable solutions to help clients anticipate what's next and discover new ways to accelerate growth. CBIZ has more than 10,000 team members across more than 160 locations in 21 major markets coast to coast. For more information, visit www.cbiz.com.
Contact:
Media: Amy McGahan, Director of Corporate & Strategic Communications, amy.mcgahan@cbiz.com
Investor Relations: Lori Novickis, Director, Corporate Relations, lnovickis@cbiz.com; CBIZ, Inc., Cleveland, Ohio, (216) 447-9000

Copyright 2023. CBIZ, Inc. NYSE Listed: CBZ. All rights reserved.